                                                                     Exhibit 3.6



                          CERTIFICATE OF INCORPORATION

                                       OF

                   AMERICAN MEDIA CONSUMER ENTERTAINMENT, INC.
                   -------------------------------------------


                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST: The name of the Corporation is American Media Consumer Entertainment, Inc.

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 each.

                  FIFTH: The name of the sole incorporator is Louise Weston, and her address is 425 Lexington Avenue, New York City, New York 10017-3954.

                  SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 5, 1999.



                                                --------------------------------
                                                Louise Weston

                              CERTIFICATE OF MERGER

                                      INTO

                   AMERICAN MEDIA CONSUMER ENTERTAINMENT, INC.


                  The undersigned corporation

                  DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                                                         STATE OF INCORPORATION
                  American Media Specials, Inc.                                Delaware
                  Weekly World News, Inc.                                      Florida
                  American Media Consumer Entertainment, Inc.                  Delaware

                  SECOND: That the Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

                  THIRD: That the name of the surviving corporation of the merger is American Media Consumer Entertainment, Inc., a Delaware corporation.

                  FOURTH: That the Certificate of Incorporation of American Media Consumer Entertainment, Inc., a Delaware corporation that is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

                  FIFTH: That the executed Agreement of Merger is on file at the office of the surviving corporation, the address of which is 5401 NW Broken Sound Boulevard, Boca Raton, FL 33487.

                  SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: The authorized capital stock of each foreign corporation that is a party to the merger is as follows:

Corporation                     Class                        Number of Shares             Par value per share or
                                                                                          statement that shares are
                                                                                          without par value

Weekly World News               Common                       1                            No par value

                  EIGHT: That this Certificate of Merger shall be effective on July 31, 2000.

Dated: July 31, 2000

                                     American Media Consumer Entertainment, Inc.

                                  By:
                                     -------------------------------------------
                                                   Scott Price

                                  Its:
                                     -------------------------------------------